SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported): April 30, 2001



                             STV GROUP, INCORPORATED
                             -----------------------
             (Exact name of registrant as specified in its charter)




        Pennsylvania                   0-3415                   23-1698231
        ------------                   ------                   ----------
(State or other jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)               File Number)           Identification No.)



             205 West Welsh Drive, Douglassville, Pennsylvania 19518
             -------------------------------------------------------
                (Address of principal executive offices/Zip Code)

                                 (610) 385-8200
             -------------------------------------------------------
                 (Registrant's telephone, including area code)

Former name, former address, and former fiscal year, if changed since last report: N/A
        ---

Item 5.  Other Events

On April 30, 2001, STV Group, Incorporated (the "Company") announced that it entered into an Agreement and Plan of Merger with the the Company's employee stock ownership plan (the "ESOP") pursuant to which all shares of the Company's common stock not owned by the ESOP will be exchanged for $11.25 per share in cash. The shares of the Company's common stock owned by the ESOP will be retained by the ESOP. Completion of the merger is subject to the receipt of proposed financing, the approval of the Company's non-ESOP stockholders and ESOP participants and to other conditions contained in the merger agreement. There can be no assurance that the merger will be consummated.




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

Item 7.  Financial Statements and Exhibits

          (a)       Financial Statements of business acquired.

                    Not applicable.

          (b)       Proforma Financial Information.

                    Not applicable.

          (c)       Exhibits.

                    The following exhibits are filed herewith:

S-K Item
Number      Description
------      -----------

   2 Agreement and Plan of Merger dated April 30, 2001 between the Company and the ESOP

   99       Press Release dated April 30, 2001




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


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         STV GROUP, INCORPORATED


Date: May 10, 2001                       By:  /s/ Dominick M. Servedio
     ------------                             ---------------------------
                                              Dominick M. Servedio
                                              President and Chief
                                              Executive Officer

                                  EXHIBIT INDEX
                                  -------------



S-K Item
Number              Description
------              -----------

   2 Agreement and Plan of Merger dated April 30, 2001 between the Company and the ESOP

   99       Press Release dated April 30, 2001






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